AMENDED SCHEDULE A

to the

AMENDED AND RESTATED RULE 18F-3

MULTIPLE CLASS PLAN

Dated July 27, 2026

The Trusts’ Funds and Classes that are currently offered are listed below:

Trust	Funds	Class A	Class C	Class Y	Class Z	Institutional Class	Class S	Class R6
Touchstone Funds Group Trust	Touchstone Active Bond Fund	x	x	x		x
	Touchstone Ares Credit Opportunities Fund	x	x	x		x		x
	Touchstone Dividend Equity Fund	x	x	x		x		x
	Touchstone High Yield Fund	x	x	x		x
	Touchstone Mid Cap Fund	x	x	x	x	x		x
	Touchstone Mid Cap Value Fund	x	x	x		x
	Touchstone Sands Capital International Growth Equity Fund	x	x	x		x		x
	Touchstone Sands Capital Select Growth Fund	x	x	x	x	x		x
	Touchstone Small Cap Fund	x	x	x		x		x
	Touchstone Small Cap Value Fund	x	x	x		x		x
	Touchstone Ultra Short Duration Fixed Income Fund	x	x	x	x	x	x
	Touchstone US Quality Bond Fund	x	x	x		x		x

Trust	Funds	Class A	Class C	Class Y	Institutional Class	Class R6
Touchstone Strategic Trust	Touchstone Dynamic Large Cap Growth Fund	x	x	x	x	x
	Touchstone Flexible Income Fund	x	x	x	x
	Touchstone Focused Fund	x	x	x	x
	Touchstone Mid Cap Growth Fund	x	x	x	x	x
	Touchstone Non-US Equity Fund	x	x	x	x	x
	Touchstone Sands Capital Emerging Markets Growth Fund	x	x	x	x	x
	Touchstone Strategic Income Fund	x	x	x	x
	Touchstone Balanced Fund	x	x	x		x
	Touchstone Core Municipal Bond Fund	x	x	x	x
	Touchstone International Value Fund	x	x	x	x
	Touchstone Large Cap Fund	x	x	x	x
	Touchstone Large Cap Focused Fund	x	x	x	x	x
	Touchstone Small Company Fund	x	x	x	x	x
	Touchstone Value Fund	x	x	x	x	x

[Signature page follows]

This Amended Schedule A to the Amended and Restated Rule 18f-3 Multiple Class Plan is executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST and TOUCHSTONE STRATEGIC TRUST, each by itself and on behalf of the series listed in this Schedule A

By:	/s/ Terri A. Lucas
Name:	Terri A. Lucas
Title:	Controller and Treasurer